UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017

Santander Holdings USA, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-16581	23-2453088
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street, Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (617) 346-7200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
On March 1, 2017, Santander Holdings USA, Inc. (the “Company”) entered into an Eighth Supplemental Indenture to the Senior Debt Indenture dated April 19, 2011 (the “Senior Debt Indenture”) between the Company and Deutsche Bank Trust Company Americas, as Trustee. The Eight Supplemental Indenture, which will apply solely to newly created series of debt securities to be issued from time to time in the future by Company, modifies certain provisions of the Senior Debt Indenture in connection with the adoption by the Federal Reserve of eligibility rules for debt that may count toward the total loss-absorbing capacity requirements applicable to the Company.
The foregoing descriptions of the Senior Debt Indenture and the Eighth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to Exhibits 4.1 and 4.2, respectively.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Senior Debt Indenture dated April 19, 2011 between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to Santander Holdings USA, Inc.’s Current Report on Form 8-K filed on April 19, 2011)

4.2	Eighth Supplemental Indenture dated March 1, 2017 between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2017	SANTANDER HOLDINGS USA, INC. By: /s/ Gerard A. Chamberlain Name: Gerard A. Chamberlain Title: Senior Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1
Senior Debt Indenture dated April 19, 2011 between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated herein by reference to Exhibit 4.1 to Santander Holdings USA, Inc.’s Current Report on Form 8-K, filed on April 19, 2011)

4.2	Eighth Supplemental Indenture dated March 1, 2017 between Santander Holdings USA, Inc. and Deutsche Bank Trust Company Americas, as trustee